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                                                                    EXHIBIT 99.1

                       Press Release dated June 25, 2001

For Information Contact
-----------------------
At Greater Bay Bancorp:                At Financial Relations Board:
David L. Kalkbrenner                   Christina Carrabino (general information)
President and CEO                      James Hoyne (analyst contact)
(650) 614-5767                         Dawn Swidorski (financial media)
Steven C. Smith                        (415) 986-1591
EVP, CAO and CFO
(650) 813-8222
At SJNB Financial Corp.:
James R. Kenny
President and CEO
(408) 947-7562

     FOR IMMEDIATE RELEASE
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                 GREATER BAY BANCORP AND SJNB FINANCIAL CORP.,
                       PARENT OF SAN JOSE NATIONAL BANK,
                          ANNOUNCE AGREEMENT TO MERGE

PALO ALTO, CA; June 25, 2001 -- Greater Bay Bancorp (Nasdaq:GBBK), Palo Alto, California, and SJNB Financial Corp. (Nasdaq:SJNB), San Jose, California, announced today the signing of a definitive merger agreement. Upon completion of the merger, San Jose National Bank will operate as a wholly owned subsidiary of Greater Bay Bancorp.

In the merger, Greater Bay Bancorp will issue shares of its stock in a tax free exchange for the shares of stock of SJNB Financial Corp. for an estimated value of approximately $173 million, depending on the market price of Greater Bay
Bancorp's stock at the time of the merger closing.   The merger, which will be
accounted for as a pooling of interests, is expected to be completed late in the fourth quarter of 2001.

On a pro forma basis as if the merger had been completed on March 31, 2001, the combined organization would have had $6.1 billion in assets, $4.8 billion in deposits and 42 banking offices covering the entire San Francisco Bay Area.

Greater Bay Bancorp anticipates the transaction, including cost savings, to be approximately 1% accretive to 2002 earnings per share. Greater Bay Bancorp has not included any anticipated revenue enhancements that may be realized from the merger, even though Greater Bay Bancorp's prior acquisitions have resulted in significant revenue growth.

San Jose National Bank has served the needs of the business and professional communities in Santa Clara County and the surrounding areas since 1982. The Bank maintains four full service banking offices in San Jose, Saratoga, Los Gatos and Danville, including two offices acquired by the Bank when it merged with Saratoga National Bank in January 2000. As of March 31, 2001, SJNB Financial Corp. had total assets of $648 million and deposits of $539 million. For the three months ended March 31, 2001 and the year ended December 31, 2000, net income was $3.0 million and $10.8 million (before merger-related costs, net of tax, relating to SJNB Financial Corp.'s merger

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with Saratoga Bancorp), respectively, representing increases of 21.8% and 45.9%
(in each case before merger-related costs, net of tax, relating to SJNB Financial Corp.'s merger with Saratoga Bancorp), respectively, over the comparable prior year periods.

David L. Kalkbrenner, President and Chief Executive Officer of Greater Bay Bancorp, stated, "San Jose National Bank is the preeminent independent business bank in the San Jose market and we are very pleased that the bank and its experienced management team will be joining the Greater Bay Bancorp super community banking family. As the third largest city in California, San Jose is a key banking market for our future growth. With our existing office in San Jose, combined with San Jose National Bank, our total deposits in the San Jose market will be approximately $700 million. After the merger, San Jose National Bank will continue to operate under its existing name and charter with the same relationship banking focus and commitment to exceptional client service that
have been its hallmark for many years.   When the merger closes, we will also be
pleased to welcome two directors of SJNB Financial Corp. to our Board of Directors."

James R. Kenny, President and Chief Executive Officer of SJNB Financial Corp. and San Jose National Bank, commented, "We believe this merger represents a strategic fit as the business banking model with an emphasis on relationship-style banking that has proven so successful for us and Greater Bay Bancorp will continue after the merger. As part of a larger organization, our ability to offer an expanded array of services to our clients, along with increased lending capabilities, will enhance our client relationships. At the same time, as a member of the Greater Bay Bancorp super community banking family, we will be able to maintain the high degree of personal service that has benefited the bank and our clients over the years."

Terms of the Merger

The terms of the agreement provide for the shareholders of SJNB Financial Corp. to receive shares of Greater Bay Bancorp. SJNB Financial Corp. currently has approximately 3.8 million shares of common stock outstanding. If the average closing price of Greater Bay Bancorp common stock is between $21.1429 and $31.0925, each share of SJNB stock will be exchanged for 1.82 shares of Greater Bay Bancorp stock.

If the average closing price of Greater Bay Bancorp common stock is greater than $31.0925, the exchange ratio will decrease by dividing the average closing price into $56.5884 plus one-third of the amount that the average closing price exceeds $31.0925.

If the average closing price of Greater Bay Bancorp common stock is less than $21.1429, SJNB Financial Corp. may decide to terminate the agreement, unless
Greater Bay Bancorp elects to exercise a top up option.   In that case, the
exchange ratio will equal the quotient obtained by dividing $38.4801 by the average closing price of Greater Bay Bancorp stock.

In connection with the merger transaction, SJNB Financial Corp. has granted Greater Bay Bancorp an option to purchase up to 19.9% of SJNB's outstanding common stock at an exercise price of $40.00 per share. The option is exerciseable if certain events occur, such as an acquisition of SJNB Financial Corp. by a party other than Greater Bay Bancorp.

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The merger is subject to certain conditions, including the approval of the shareholders of Greater Bay Bancorp and SJNB Financial Corp. and regulatory approval. Upon consummation of the merger, former SJNB shareholders will own approximately 14% of Greater Bay Bancorp's outstanding shares.

Share Repurchase Program

Greater Bay Bancorp also announced that it has rescinded its share repurchase program that it previously announced in April 2001. The rescission was necessary to ensure pooling-of-interests accounting treatment for the merger. Under that program, Greater Bay Bancorp repurchased 110,000 shares of its stock.

Pro Forma Financial Information and Updated Guidance for 2001

On June 26, 2001, Greater Bay Bancorp will file a current report on Form 8-K with the Securities and Exchange Commission containing pro forma financial information for the proposed merger with SJNB Financial Corp. The Form 8-K also contains updated performance goals and financial forecasts for the remainder of Greater Bay Bancorp's 2001 fiscal year. When filed, interested persons may view the Form 8-K at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov or at the commercial web site http://www.freeedgar.com.
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Greater Bay Bancorp through its ten subsidiary banks, Bank of Petaluma, Bank of
Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank and Peninsula Bank of Commerce, along with its operating divisions, serves clients throughout Silicon Valley, San Francisco, the San Francisco Peninsula, the East Bay Region, the North Bay Region and the Central Coastal Region.

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to future financial performance and condition and pending acquisitions. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements due to a number of factors, including, but not limited to, when and if the proposed merger is consummated, the success of Greater Bay Bancorp in integrating the new bank into its organization and other risks detailed in the Greater Bay Bancorp and SJNB Financial Corp. reports filed with the Securities and Exchange Commission, including their Annual Reports on Form 10-K for the year ended December 31, 2000.

Greater Bay Bancorp will file a registration statement on Form S-4 with the SEC in connection with the proposed merger. The registration statement will include a prospectus/proxy statement which will be sent to shareholders of Greater Bay Bancorp and SJNB Financial Corp. seeking their approval of the proposed merger. When filed, the registration statement can be obtained at the Internet World Wide Web site maintained by the SEC at "http://www.sec.gov."

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For investor information on Greater Bay Bancorp at no charge, call our automated shareholder information line at 1-800-PRO-INFO (1-800-776-4636) and enter code GBBK. For international access, dial 1-201-432-6555.

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